UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2009, American Biltrite Inc. ("American Biltrite") received written notice from the NYSE Amex LLC (the "NYSE Amex") indicating that the NYSE Amex accepted a plan of compliance submitted by American Biltrite to regain compliance with the NYSE Amex's continued listing standards and granted American Biltrite an extension until November 29, 2010 to meet those standards. American Biltrite's listing on the NYSE Amex is being continued pursuant to this extension.

American Biltrite submitted the plan of compliance in response to a written notice it received from the NYSE Amex on May 28, 2009, which was previously reported by American Biltrite in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 3, 2009. As reported in that Form 8-K, the notice stated that American Biltrite is not in compliance with Section 1003(a)(i) of the NYSE Amex Company Guide, with stockholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years; and Section 1003(a)(ii) of the NYSE Amex Company Guide, with stockholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years.

American Biltrite issued a press release on September 3, 2009 announcing the NYSE Amex's acceptance of American Biltrite's plan of compliance and American Biltrite's continued listing on the NYSE Amex pursuant to the extension granted by the NYSE Amex and referenced above. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2009	AMERICAN BILTRITE INC. By: /s/ Howard N. Feist III Name: Howard N. Feist III Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 3, 2009